UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 31, 2004

(Date of Report — date of earliest event reported)

GRANITE FALLS COMMUNITY ETHANOL PLANT, LLC

(Exact name of registrant as specified in charter)

Minnesota

(State or other jurisdiction of incorporation or organization)

333-99065	41-1997390

(Commission File No.)	(IRS Employer Identification No.)

2448 — 540th Street, Suite 1, P.O. Box 216, Granite Falls, MN 56241-0216

(Address of principal executive offices)

(320) 564-3100

(Registrant’s telephone number, including area code)

(Former Name and Address)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement

We entered into two material agreements on August 31, 2004.

Design Build Agreement

We entered into our design-build agreement with Fagen, Inc. (“Fagen”) for the construction of our ethanol plant. We will pay Fagen, on a progress basis, approximately $45,750,000. The terms of this agreement materially comply with the terms and conditions described in our prospectus dated February 17, 2004, and our Prospectus Supplement dated August 25, 2004. However, our agreement with Fagen is subject to our debt financing lender’s approval.

Fagen purchased $2,500,000 of membership units in our public offering.

Ethanol Marketing Agreement

We also entered into an exclusive two year renewable Ethanol Marketing Agreement with Aventine Renewable Energy, Inc. (“Aventine”) whereby Aventine will purchase from us for re-marketing all of our ethanol production anticipated to be 40 million gallons per year. We will receive the average net selling price (net of freight, transportation costs and commissions paid to Aventine) in a given month of ethanol sales by Aventine on behalf of us and eleven other ethanol plants. Our agreement begins with our first shipment of ethanol to Aventine which is expected in August 2005.

It is anticipated that Aventine will enter into approximately 100 railcar leases (or other arrangements) dedicated to transporting our ethanol product. We have agreed to assume any unexpired railcare leases at the time the Agreement is terminated for any reason.

Aventine purchased $500,000 of membership units in our public offering.

Both of these agreements are contingent on the closing of our offering. We will not close on our offering until we obtain a written commitment from one or more lenders by September 30, 2004 for an amount of debt financing which when added to our net offering proceeds will yield at least $57,850,000. As of September 9, 2004, our escrow agent has received subscription proceeds of approximately $20,200,000 from the sale of membership units in our public offering and we have received a commitment letter for approximately $34,000,000 in debt financing for the construction of our plant from one lender. We expect to raise the remaining amount through the sale of additional membership units or through a debt financing commitment for a greater amount. We may continue to offer membership units for sale through October 31, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 10, 2004	GRANITE FALLS COMMUNITY ETHANOL PLANT, LLC
/s/ Paul Enstad
Paul Enstad
Chief Manager and Chairman of the Board (Principal Executive Officer)

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